Exhibit 10.12

CDRT Holding Corporation
c/o Clayton, Dubilier & Rice, LLC
375 Park Avenue
18th Floor
New York, NY 10152

May 25, 2011

CONFIDENTIAL

William A. Sanger
7 Eagle Point Lane
Castle Rock, CO 80108

Dear Bill:

This letter evidences our agreement that, from and after the closing date of the Merger (as defined in the Rollover Agreement, dated as of May 25, 2011, to which you and CDRT Holding Corporation are parties), you may use corporate aircraft of Emergency Medical Services Corporation (“EMSC”) for personal travel subject to the following restrictions:

1.                                       EMSC will bear the full cost for up to 25 hours of personal use of the EMSC aircraft per calendar year (including the cost of landing fees, but excluding any taxes imputed to you).  Unused hours in a calendar year will be carried over to future calendar years.

2.                                       If your personal use of the EMSC aircraft in any calendar year exceeds 25 hours (plus any rolled over hours), you will reimburse EMSC for such personal use (other than the cost of landing fees, which will be borne by EMSC).  As with your personal use of the EMSC aircraft generally, you will bear any imputed taxes associated with the cost of landing fees borne by EMSC.

3.                                       Trips on the EMSC aircraft between a personal residence of yours (even if outside of Denver) and a business destination (including EMSC’s principal offices in Denver) will not be included in the 25 hour maximum.  As noted, trips between a personal residence of yours (if outside of Denver) and Denver will not be included in calculating the 25 hour maximum, but will be excludable from the 25 hour maximum only up to a maximum of four round trips per month between such personal residence and Denver.

4.                                       Of course, business use of the EMSC aircraft will take precedence over your personal use.

To the extent that, following an initial public offering, the board of directors of the public company no longer permits your use of corporate aircraft in a manner consistent with this letter, EMSC will increase your annualized base salary by $30,000 to maintain the economic equivalent of this letter.  All other terms and conditions of your employment agreement dated December 6, 2004, as amended on June 18, 2007, January 1, 2009 and March 12, 2009, will remain the same

[signature page follows]

Sincerely,

CDRT Holding Corporation

By:	/s/ Randel G. Owen
Name: Randel G. Owen
Title: Chief Financial Officer

Accepted and agreed:

/s/ William A. Sanger
William A. Sanger